Exhibit 99.1

Veracyte Announces Fourth Quarter and Full-Year 2021 Financial Results

Grew Fourth Quarter 2021 Revenue to $67.3 Million, an Increase of 95%

Grew 2021 Revenue to $219.5 Million, an Increase of 87%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 28, 2022 --- Veracyte, Inc., (Nasdaq: VCYT) today announced financial results for the fourth quarter and full year ended December 31, 2021.

“Our business continued to perform well in the fourth quarter, despite facing unanticipated COVID-related headwinds,” said Marc Stapley, Veracyte’s chief executive officer. “Moreover, 2021 was a pivotal year for Veracyte as we believe we put the major strategic pieces in place, including the acquisitions of Decipher and HalioDx, to position us to achieve our vision of becoming a global diagnostics leader. We look forward to building on this progress in 2022 with key milestones to support our near- and long-term growth.”

Fourth Quarter 2021 Financial Results
For the fourth quarter of 2021, as compared with the fourth quarter of 2020:
•Total Revenue was $67.3 million, an increase of 95%;
•Operating Expenses, Excluding Cost of Revenue, were $56.8 million, an increase of 81%;
•Net Loss was $10.5 million, an increase of 31%;
•Basic and Diluted Net Loss Per Common Share was $0.15, an increase of 7%;
•Net Cash Provided by Operating Activities was $8.4 million, an increase of $6.1 million; and
•Cash and Cash Equivalents were $173.2 million at December 31, 2021.

For the year ended December 31, 2021, compared to the prior year:
•Total Revenue was $219.5 million, an increase of 87%;
•Operating Expenses, Excluding Cost of Revenue, were $227.0 million, an increase of 104%, including $47.2 million of acquisition-related expenses;
•Net Loss was $75.6 million, an increase of 116%, including $47.2 million of acquisition-related expenses;
•Basic and Diluted Net Loss Per Common Share was $1.11, an increase of 68%, including $0.70 per share attributable to acquisition-related expenses; and
•Net Cash Used in Operating Activities was $31.6 million, including $43.6 million of acquisition-related expenses, compared to $9.7 million.

Key Business Highlights
•Grew test volume to 22,300 in the fourth quarter and 78,565 in full-year 2021, increases of 70% and 77%, respectively, compared to the prior year.
•Completed the acquisitions of Decipher Biosciences and HalioDx, positioning Veracyte to drive global expansion with a broad menu of high-performance tests.
•Published clinical utility studies for the Afirma, Percepta and Envisia genomic classifiers in the Journal of the American Society of Cytopathology, BMC Pulmonary Medicine and AnnalsATS, respectively.
•Broadened the clinical evidence for the Decipher Prostate Genomic Classifier including the presentation of data from a randomized Phase 3 trial at ASCO Genitourinary Symposium which demonstrated the test’s ability to guide therapy in men with intermediate-risk prostate cancer; received an expanded recommendation in 2022 National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines for Oncology, which uniquely predicates treatment decisions based on patients’ Decipher Prostate test scores.
•Commercially launched the Decipher Bladder Genomic Classifier in November 2021 following a Medicare coverage policy and publication of strong clinical validation data in the Journal of Urology.
•Began running the Percepta Nasal Swab test for improved early detection of lung cancer in Veracyte’s CLIA lab and returned results to the first patients as Veracyte began to assemble the clinical utility evidence to support future reimbursement and guideline inclusion.
•Augmented and reorganized the leadership team to deliver on Veracyte’s global strategic vision.

2022 Financial Outlook
Veracyte is initiating 2022 annual total revenue guidance of $260 million to $275 million, representing year-over-year growth of 18% to 25%, compared to the prior year.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://protect-us.mimecast.com/s/IyUzCADA4pUjMMGcmQqy2. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	5377945

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions throughout the patient journey. Our growing menu of advanced diagnostic tests help patients avoid risky, costly procedures and interventions, and reduce time to appropriate treatment. Our tests address eight of the 10 most prevalent cancers by incidence in the United States. In addition to making our tests available in the United States through our central laboratories, our exclusive license to a best-in-class diagnostics instrument positions us to deliver our tests to patients worldwide through laboratories that can perform them locally. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2022 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Decipher Bladder tests and products for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to our ability to launch, commercialize and receive reimbursement for our products, to successfully integrate the HalioDx and Decipher businesses and execute on our business plans; continue to scale our global operations and enhance our internal control environment; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022 and our Annual Report on Form 10-K to be filed for the year ended December 31, 2021. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, HalioDx, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, Lymphmark, Immunoscore, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. nCounter is the registered trademark of NanoString Technologies, Inc. in the U.S. and selected countries and used by Veracyte under license.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Testing revenue	$53,414	$31,497	$188,182	$101,970
Product revenue	2,758	2,696	11,464	9,845
Biopharmaceutical and other revenue	11,164	343	19,868	5,668
Total revenue	67,336	34,536	219,514	117,483

Operating expenses (1):
Cost of testing revenue	16,366	9,756	58,860	35,913
Cost of product revenue	1,583	1,382	5,887	4,921
Cost of biopharmaceutical and other revenue	4,933	49	9,653	621
Research and development	10,252	4,586	29,843	17,204
Selling and marketing	22,212	13,149	79,840	52,389
General and administrative	18,849	12,413	101,353	36,729
Intangible asset amortization	5,474	1,273	15,981	5,095
Total operating expenses	79,669	42,608	301,417	152,872
Loss from operations	(12,333)	(8,072)	(81,903)	(35,389)
Other income, net	1,016	28	254	480
Loss before income tax benefit	(11,317)	(8,044)	(81,649)	(34,909)
Income tax benefit	(789)	—	(6,086)	—
Net loss	$(10,528)	$(8,044)	$(75,563)	$(34,909)
Net loss per common share, basic and diluted	$(0.15)	$(0.14)	$(1.11)	$(0.66)
Shares used to compute net loss per common share, basic and diluted	71,064,467	58,023,753	67,890,328	53,239,231

(1) Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
HalioDx stock-based compensation expense	$1,376	$—	$3,944	$—
Other stock-based compensation expense	5,438	3,640	19,024	12,995
Total stock-based compensation expense	$6,814	$3,640	$22,968	$12,995

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(10,528)	$(8,044)	$(75,563)	$(34,909)
Other comprehensive loss:
Change in currency translation adjustments	(6,943)	—	(15,083)	—

Net comprehensive loss	$(17,471)	$(8,044)	$(90,646)	$(34,909)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2021	2020
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$173,197	$349,364
Accounts receivable	41,461	18,461
Supplies	11,225	4,657
Prepaid expenses and other current assets	17,219	3,197
Total current assets	243,102	375,679
Property and equipment, net	15,098	8,990
Right-of-use assets - operating leases	16,043	7,843
Intangible assets, net	202,731	59,924
Goodwill	707,904	2,725
Restricted cash	749	603
Other assets	2,198	1,399
Total assets	$1,187,825	$457,163
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,360	$3,116
Accrued liabilities	39,475	11,705
Current portion of long-term debt	1,127	—
Current portion of deferred revenue	4,646	371
Current portion of acquisition-related contingent consideration	2,682	—
Current portion of operating lease liabilities	3,630	1,589
Current portion of other liabilities	231	—
Total current liabilities	64,151	16,781
Long-term debt	—	810
Deferred revenue, net of current portion	343	829
Deferred tax liability	5,592	—
Acquisition related contingent consideration, net of current portion	5,722	7,594
Operating lease liabilities, net of current portion	14,096	9,917
Other liabilities	1,407	—
Total liabilities	91,311	35,931
Total stockholders’ equity	1,096,514	421,232
Total liabilities and stockholders’ equity	$1,187,825	$457,163

1 The condensed balance sheet at December 31, 2020 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 22, 2021.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Twelve Months Ended December 31,
	2021	2020
Operating activities
Net loss	$(75,563)	$(34,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,593	7,944
Stock-based compensation	22,519	12,995
Benefit from income taxes	(6,258)	—
Interest on end-of-term debt obligations	216	216
Write-down of excess supplies	—	1,088
Noncash lease expense	1,632	964
Revaluation of acquisition-related contingent consideration	810	1,506
Impairment loss	—	1,000
Effect of foreign currency on operations	1,211	(34)
Changes in operating assets and liabilities:
Accounts receivable	(8,571)	955
Supplies	(1,464)	1,061
Prepaid expenses and other current assets	(3,316)	(970)
Other assets	(216)	37
Operating lease liability	(1,794)	(1,407)
Accounts payable	5,155	711
Accrued liabilities and deferred revenue	14,425	(868)
Net cash used in operating activities	(31,621)	(9,711)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	(574,411)	—
Acquisition of HalioDx, net of cash acquired	(162,419)	—
Proceeds from sale of equity securities	3,000	—
Purchase of equity securities	—	(1,000)
Purchases of property and equipment	(5,376)	(2,837)
Net cash used in investing activities	(739,206)	(3,837)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	593,821	193,831
Payment of long-term debt	—	(100)
Payment of taxes on vested restricted stock units	(9,029)	(3,845)
Proceeds from the exercise of common stock options and employee stock purchases	11,528	13,709
Net cash provided by financing activities	596,320	203,595
(Decrease) increase in cash, cash equivalents and restricted cash	(174,507)	190,047
Effect of foreign currency on cash, cash equivalents and restricted cash	(1,514)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(176,021)	190,047
Cash, cash equivalents and restricted cash at beginning of period	349,967	159,920

Cash, cash equivalents and restricted cash at end of period	$173,946	$349,967

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	December 31,	December 31,
	2021	2020
Cash and cash equivalents	$173,197	$349,364
Restricted cash	749	603
Total cash, cash equivalents and restricted cash	$173,946	$349,967

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Investor and Media Contact:

Tracy Morris
Vice President of Corporate Communications
& Investor Relations
650-380-4413
tracy.morris@veracyte.com